Exhibit 10.2
EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”), dated as of April 13, 2021, is by and between NantHealth, Inc., a Delaware corporation (the “Company”), and the undersigned holder (the “Holder”) of certain of the Company’s 5.50% Convertible Senior Notes due December 15, 2021 (the “Notes”).
WHEREAS, the Holder will exchange certain of the Notes for shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in the manner described herein.
WHEREAS, substantially concurrently with the execution of this Agreement, the Company expects to enter into one or more other exchange agreements dated on or about the date hereof (the “Other Exchange Agreements”) with other holders of the Notes (the “Other Holders”).
WHEREAS, the Holder understands that the Exchange (as defined below) is being made without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) thereof and without registration under the securities laws of any state of the United States or of any other jurisdiction.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:
ARTICLE I
TERMS OF EXCHANGE

Section 1.1    Agreement to Exchange. On the basis of the representations, warranties, covenants and agreements contained in this Agreement, subject to the satisfaction (or waiver) of the conditions set forth herein, at the Closing (as defined below), the Holder shall deliver to the Company the Exchange Principal Amount (as defined below) of the Notes to be exchanged hereunder (the “Exchange Notes”) and, in exchange therefor, the Company agrees to pay or deliver, as applicable, to the Holder in the manner set forth in this Agreement (a) a cash payment (the “Cash Consideration”) equal to (i) the amount of accrued and unpaid interest owing to the Holder under the Exchange Notes from, and including, December 15, 2020 to, but excluding, the Closing Date (as defined below), plus (ii) cash in lieu of any fractional share of Common Stock issued pursuant to Section 1.1(b), and (b) an aggregate number of shares of Common Stock (the “Exchange Stock” and, together with the Cash Consideration, the “Exchange Consideration”) equal to (i) the Exchange Principal Amount divided by (ii) the Share Reference Price (as defined below).
The “Exchange Principal Amount” means $5,000,000; provided that the Exchange Principal Amount shall be reduced to the extent that the aggregate number of shares of Exchange Stock delivered by the Company pursuant to this Agreement based on the Share Reference Price exceeds 2,000,000. The “Share Reference Price” means the closing price of the Common Stock on the Nasdaq Global Select Market (the “Principal Market”) on the day following the date of this Agreement; provided that the Share Reference Price shall not be less than $3.01.
The exchange described in this Section 1.1 is referred to in this Agreement as the “Exchange.”
Section 1.2    Closing.
(a)The closing of the Exchange (the “Closing”) shall take remotely via the exchange of documents and signatures. The date and time of the Closing shall be 10:00 a.m., New York time, on the first Business Day on which the conditions to the Closing set forth in this Section 1.2 are satisfied or waived (or such other date as is mutually agreed to by the Company and each Holder) (the “Closing Date”). As used herein “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York generally are open for use by customers on such day.
(b)The obligations of the Holder to deliver (or cause to be delivered) the Exchange Notes to the Company are subject to the satisfaction on or prior to the Closing Date of the following conditions precedent:
(i)the representations and warranties of the Company in this Agreement shall be true and correct in all material respects (except for those qualified by materiality, which shall be true and correct) on and as of the Closing Date, with the same effect as if made on the Closing Date, and the Company shall have complied with all the covenants to be performed by it pursuant to the terms hereof at or prior to the Closing Date; and
(ii)no statute, rule, regulation, executive order, judgment, award, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity (as defined below) of competent jurisdiction, and no action or proceeding shall have been instituted by any court or Governmental Entity of competent jurisdiction, that enjoins or prohibits the consummation of the Exchange or the transactions contemplated by this Agreement.
(c)The obligations of the Company to deliver (or cause to be delivered) the Exchange Consideration are subject to the satisfaction on or prior to the Closing Date of the following conditions precedent:
(i)the representations and warranties of the Holder in this Agreement shall be true and correct in all material respects (except for those qualified by materiality, which shall be true and correct) on and as of the Closing Date, with the same effect as if made on the Closing Date, and the Holder shall have complied with all the covenants to be performed by it pursuant to the terms hereof at or prior to the Closing Date; and
(ii)no statute, rule, regulation, executive order, judgment, award, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity (as defined below) of competent jurisdiction, and no action or proceeding shall have been instituted by any court or Governmental Entity of competent jurisdiction, that enjoins or prohibits the consummation of the Exchange or the transactions contemplated by this Agreement.
Section 1.3    Settlement. At the Closing, (a) the Holder shall deliver or cause to be delivered to the Company all right, title and interest in and to the Exchange Notes (and no other consideration) free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any documents of conveyance or transfer required by the Company to transfer to and confirm all right, title and interest in and to the Exchange Notes free and clear of any Liens, and (b) the Company shall deliver to the Holder the Exchange Consideration. Delivery of the Exchange Notes as provided above will be made by the Holder by posting, at or before 10:00 a.m., New York time, on the Closing Date, a withdrawal request for such Exchange Notes through the Deposit or Withdrawal at Custodian settlement system of the Depository Trust Company (“DTC”) (it being understood that posting such request on any date before the Closing Date will result in such request expiring unaccepted at the close of business on such date, and the Holder will need to repost such withdrawal request on the Closing Date). In the event the Closing does not occur for any reason, any Exchange Notes submitted for withdrawal will be returned to the DTC participant that submitted the withdrawal instruction for such Exchange Notes in accordance with DTC procedures. The Company will deliver (i) the Exchange Stock, free and clear of all Liens and (ii) the Cash Consideration by wire transfer of immediately available funds to the account identified on Exhibit A hereto.
Section 1.4    Legends. The Exchange Stock may include the following legend(s) as applicable:
THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION FROM REGISTRATION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IS AVAILABLE. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

AS LONG AS THE REGISTERED OWNER OF THESE SECURITIES IS AN AFFILIATE OF THE ISSUER, THESE SECURITIES MAY NOT BE SOLD, OR OFFERED FOR SALE, IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SALE OF THESE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS THE OFFERING AND SALE ARE IN COMPLIANCE WITH RULE 144 UNDER SUCH ACT, IF APPLICABLE, OR THE SALE IS OTHERWISE EXEMPT FROM REGISTRATION UNDER SUCH ACT. THE ISSUER MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

ARTICLE II
COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE HOLDER

The Holder hereby covenants (solely as to itself) as follows and makes the following representations and warranties (solely as to itself), each of which is and shall be true and correct on the date hereof and on the Closing Date, to the Company, and all such covenants, representations and warranties shall survive the Closing.
Section 2.1    Power and Authorization.  The Holder is an entity duly organized, validly existing and (if a good standing concept exists in such jurisdiction) in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including the Exchange).
Section 2.2    Valid and Enforceable Agreement; No Violations.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and constitutes the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Holder of this Agreement, and the consummation by the Holder of the transactions contemplated hereby (including the Exchange), will not (i) result in a violation of the organizational documents of the Holder, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.
Section 2.3    Title to the Exchange Notes.  The Holder is, and on the Closing Date will be, the beneficial owner of the Exchange Notes. The Holder has good, valid and marketable title to the Exchange Notes, free and clear of any liens created by the Holder (other than pledges or security interests that the Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Holder has not, in whole or in part, except as described in the immediately preceding sentence, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of the Exchange Notes or any of its rights, title to or interest in its Exchange Notes (other than to the Company pursuant hereto), or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchange Notes. Upon the Holder’s delivery of its Exchange Notes to the Company pursuant to the Exchange, such Exchange Notes shall be free and clear of all liens created by the Holder.
Section 2.4    Accredited Investor.  The Holder is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.
Section 2.5    Reserved.
Section 2.6    Adequate Information; No Reliance.  The Holder acknowledges and agrees that (a) the Holder has been furnished with all materials it considers relevant to making an investment decision to enter into the Exchange and to consummate the other transactions contemplated hereby and has had the opportunity to review the Company’s filings and submissions (collectively, the “SEC Documents”) with the Securities and Exchange Commission (the “SEC”), including all information filed or furnished pursuant to the Securities Exchange Act or 1934, as amended (the “Exchange Act”), (b) the Holder has had a full opportunity to ask questions of and receive answers from the officers of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Exchange, (c) the Holder is a sophisticated and experienced investor and is capable of evaluating, to its satisfaction, the accounting, tax, financial, legal and other risks associated with the Exchange, and has had the opportunity to consult with its accounting, tax, financial, legal and other advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to such Exchange, and that the Holder is capable of sustaining any loss resulting therefrom without material injury, (d) the Holder is not relying, and has not relied, upon any advice (whether accounting, tax, financial, legal or other), representation, warranty or other statement made by the Company, any of its officers, directors or employees, or any of their respective affiliates or representatives, except for (i) the SEC Documents, (ii) this Agreement and (iii) the representations and warranties made by the Company in Article III of this Agreement, (e) no statement or written material contrary to this Agreement has been made or given to the Holder by or on behalf of the Company, any of its officers, directors or employees, or any of their respective affiliates or representatives, and (f) the terms of the Exchange are the result of bilateral negotiations among the parties.
Section 2.7    Investment in the Exchange Stock; No Registration. The Holder is not acquiring the Exchange Stock with a view to, or for resale in connection with, any distribution of the Exchange Stock in violation of the Securities Act. The Holder understands that the offer and sale of the Exchange Shares have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Holder and the accuracy of the other representations made by the Holder in this Agreement. The Holder understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether the Holder’s participation in the Exchanges meets the requirements for the exemption from the requirements of the Securities Act to register the Exchange Stock.
Section 2.8    Exchange. The terms of the Exchange are the result of bilateral negotiations between the parties and the Holder was given a meaningful opportunity to negotiate the terms of the Exchange.
Section 2.9    Tax Consequences of the Exchange.  The Holder understands that the tax consequences of the Exchange will depend in part on its own tax circumstances. The Holder acknowledges that it must consult its own tax adviser about the federal, foreign, state and local tax consequences peculiar to its circumstances.
Section 2.10    Tax Reporting.  On or prior to the Closing Date, the Holder shall deliver to the Company completed IRS Forms W-9 or W-8, as applicable. The Company and its agents shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement such amounts as may be required to be deducted or withheld under applicable law unless such Form W-9 or W-8 provided pursuant to the immediately preceding sentence establishes that the Holder is entitled to an exemption from (or reduction in the rate of) withholding. To the extent any such amounts are withheld and remitted to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to the Holder to whom such amounts would have been paid.
Section 2.11    Further Action. The Holder agrees that it will, upon request, execute and deliver any additional customary documents and perform any additional customary actions reasonably necessary to complete the Exchange and to cause the Holder’s representations and warranties contained in this Agreement to be true and correct as of the Closing Date.
ARTICLE III
COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby covenants as follows and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and on the Closing Date, to the Holder, and all such covenants, representations and warranties shall survive the Closing.
Section 3.1    Power and Authorization.  The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to execute and delivery this Agreement and to perform its obligations hereunder (including the Exchange). No consent, approval, order or authorization of, or registration or filing with any governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body having jurisdiction over the Company or any of its subsidiaries (each, a “Governmental Entity”) is required on the part of the Company in connection with the execution, delivery and performance by it of this Agreement, and the consummation by the Company of the Exchange, except as may be required under any state or federal securities laws or the rules of any national securities exchange on which the Common Stock is traded.
Section 3.2    Valid and Enforceable Agreement; No Violations.  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. This Agreement and consummation of the Exchange will not (i) result in a violation of the certificate of incorporation, bylaws or similar organizational documents of the Company or any of its subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) assuming the accuracy of the representations and warranties in Article II, result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state laws, rules and regulations and the rules and regulations of the Principal Market) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected.
Section 3.3    Exemption from Registration. Assuming the accuracy of the representations and warranties of the Holder, (a) the issuance of the Exchange Stock to the Holder in connection with the Exchange will be exempt from the registration requirements of the Securities Act and (b) the Exchange Stock to be issued to the Holder will be issued in compliance with all applicable state and federal laws. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).
Section 3.4    Capitalization; Common Stock.
(a)As of the date hereof, the authorized capital stock of the Company consists of (A) 750,000,000 shares of Common Stock, of which, 111,318,633 are issued and outstanding and 20,739,902 shares are reserved for issuance pursuant to Convertible Securities (as defined below) exercisable or exchangeable for, or convertible into, shares of Common Stock, and (B) 20,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. No shares of Common Stock are held in the treasury of the Company. “Convertible Securities” means any capital stock or other security of the Company or any of its subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company or any of its subsidiaries.

(b)The Exchange Stock has been duly authorized and, upon delivery in the exchange for the Exchange Notes in accordance with the terms of this Agreement, such Exchange Stock will be validly issued, fully paid and non-assessable. None of the Exchange Stock is subject to any preemptive, participation, rights of first refusal or other similar rights. Upon delivery, the Exchange Stock shall be free and clear of all liens, other than liens created by the Holder.
Section 3.5    Listing. The shares of Common Stock are listed on the Principal Market. At or prior to the Closing, the Company shall have delivered a Listing of Additional Shares Notification Form to the Principal Exchange covering the Exchange Stock and shall not have received any objection thereto from the Principal Exchange. No shareholder approval is required pursuant to the rules of the Principal Market in connection with the execution of this Agreement, the issuance of the Exchange Stock or the completion of the Exchange.
Section 3.6    Disclosure. On or before 9:00 a.m., New York time, on the Business Day immediately following the date hereof (the “Disclosure Time”), the Company shall issue a publicly available press release and file with the SEC a Current Report on Form 8-K disclosing all material terms of the Exchange (to the extent not previously publicly disclosed). The Company hereby agrees and acknowledges that (a) the Company has not provided to the Holder (or any of its affiliates) any material non-public information with respect to the Company other than the material terms of the Exchange, (b) between the signing of this Agreement and the Closing, the Company shall not provide any material non-public information to the Holder (or any of its affiliates), and (c) the Company agrees that any non-use and/or non-trading obligations of the Holder (or any of its affiliates) to the Company, whether written or oral, is hereby terminated as of the Disclosure Time. Without the prior written consent of the Holder, the Company shall not disclose the name of the Holder in any filing or announcement, unless such disclosure is required by applicable law, rule, regulation or legal process based on advice of counsel.
Section 3.7    Terms and Conditions of Other Agreements. The terms of the Other Exchange Agreements with the Other Holders are not move favorable in any material respect to such Other Holders than the terms of this Agreement. The Company shall not amend the terms of any Other Exchange Agreement such that the terms of such Other Exchange Agreement are more favorable to the Other Holder party thereto than the terms of this Agreement to the Holder, unless the Company simultaneously causes this Agreement to be amended to contain substantially similar terms as such Other Exchange Agreement.
Section 3.8    No Financial Advisor. No broker, investment banker, financial advisor or other firm or person is entitled to any broker, finder, financial advisor or other similar fee or any other commission, similar fee or remuneration, or the reimbursement of expenses in connection therewith, either directly or indirectly, in connection with the Exchange or any other transactions contemplated by this Agreement.
Section 3.9    Exchange. The terms of the Exchange are the result of bilateral negotiations between the parties and the Company was given a meaningful opportunity to negotiate the terms of the Exchange.

Section 3.10    No Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Exchange Stock under the Securities Act or require shareholder approval under the rules and regulations of the Principal Market, and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act or the rules and regulations of the Principal Market, with the Exchange.
Section 3.11    Further Action. The Company agrees that it will, upon request, execute and deliver any additional customary documents and perform additional customary actions reasonably deemed by the Holder to be reasonably necessary to complete the Exchange and to cause the Company’s representations and warranties contained in this Agreement to be true and correct as of the Closing Date (including, without limitation, the payment of listing and other fees and causing its counsel to render any necessary legal opinions).
ARTICLE IV
MISCELLANEOUS

Section 4.1    Entire Agreement.  This Agreement and any documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter.
Section 4.2    Construction.  References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. When a reference is made in this Agreement to “Sections” and “Articles,” such reference shall be to a Section or Article, as applicable, of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. Whenever the words “hereof”, “hereby”, “herein” and “hereunder” and words of like import are used in this Agreement, they shall refer to this Agreement as a whole and not to any particular provision of this Agreement. As used in this

Agreement, (i) “subsidiary” means any person in which the Company, directly or indirectly, possesses the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise and (ii) “person” means any individual, limited liability company, partnership, joint venture, corporation, trust, unincorporated organization, other entity or Governmental Entity (or any department or agency thereof).
Section 4.3    No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person, other than the Indemnitees referred to in Section 4.9.
Section 4.4    Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.
Section 4.5    Submission to Jurisdiction. Each of the Company and the Holder (a) agrees that any legal suit, action or proceeding arising out of or relating to this agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Company and the Holder agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Section 4.6    Venue. Each of the Company and the Holder irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 4.5. Each of the Company and the Holder irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
Section 4.7    Waiver of Jury Trial. THE COMPANY AND THE HOLDER IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
Section 4.8    Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
Section 4.9    Indemnification.
(a)In consideration of the Holder’s execution and delivery of the Agreement and consummation of the Exchange, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Holder and all of its shareholders, partners, members, officers, directors, employees and direct or indirect investors, each person who controls such Buyer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers and employees of such controlling persons (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any breach of any representation or warranty made by the Company under this Agreement, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) or which otherwise involves such Indemnitee that arises out of or results from the execution, delivery, performance or enforcement of this Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.
(b)Promptly after receipt by an Indemnitee under this Section 4.9 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.9, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the indemnifying party (in which case, if such Indemnitee notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party), provided further that in the case of clause (iii) above, the indemnifying party shall not be responsible for the actual reasonable and documented fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee which relates to such Indemnified Liability. The indemnifying party shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability, (ii) includes as a term thereof any remedy other than the payment of monetary damages for which the indemnifying person will indemnify the Indemnitee pursuant to this Section 4.9 or (iii) includes any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 4.9, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action. The indemnification required by this Section 4.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred. The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnitees against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.
Section 4.10    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:
If to the Company:
    NantHealth, Inc.
    9920 Jefferson Blvd
    Culver City, CA 90232

With a copy (for informational purposes only) to:
    Wilson Sonsini Goodrich & Rosati, P.C.
    12235 El Camino Real
    San Diego, CA 92130
    Attn: Martin Waters

If to the Holder:
    Cambridge Equities, L.P.
    9920 Jefferson Blvd
    Culver City, CA 90232

With a copy (for informational purposes only) to:
    Cambridge Equities, L.P.
    Attention: General Counsel
    9920 Jefferson Blvd
    Culver City, CA 90232
or to such other address, and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time and date, or (C) provided by an overnight courier service shall be rebuttable evidence of personal service or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
Section 4.11    Termination. The Holder may terminate this Agreement by notice given to the Company if after the execution and delivery of this Agreement and prior to the Closing Date (a) the Closing Date has not occurred within the five Business Days immediately following the date hereof, (b) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities, (c) the Company commences a case, or any involuntary case is commenced against the Company, for bankruptcy under chapter 7 or chapter 11 of title 11 of the United States Code, or (d) there shall have occurred any outbreak or escalation of hostilities involving the United States, or any material change in financial markets or any calamity or crisis that, in the Holder’s good faith judgment, is material and adverse and that, singly or together with any other event specified in this clause (d), makes it, in the Holder’s good faith judgment, impracticable or inadvisable in any material respect to proceed with the exchange of the Exchange Notes on the terms and in the manner contemplated in this Agreement. Nothing contained in this Section 4.11 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused their respective signature page to this Agreement to be duly executed as of the date first written above.
COMPANY:
NantHealth, Inc.
By: /s/ Ron Louks
Name: Ron Louks
Title: Chief Operating Officer

IN WITNESS WHEREOF, the parties hereto have caused their respective signature page to this Agreement to be duly executed as of the date first written above.
HOLDER:
Cambridge Equities, L.P.
By: MP 13 Ventures, LLC, its General Partner

By: /s/ Charles Kenworthy
Name: Charles Kenworthy
Title: Manager

EXHIBIT A

Aggregate principal amount of Exchange Notes submitted for Exchange	Name of holder to receive Common Stock	Wire Information	EIN
$5,000,000	Cambridge Equities, L.P.